EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                Ownership       State of Incorporation
----------                                ---------       ----------------------

A. J. Smith Federal Savings Bank             100%                Federal

A. J. S Insurance, LLC                       100%                Illinois